EXHIBIT 10.57

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, entered into as of October 30, 2013 (the “Pledge Agreement”), by and between David J. Lies (the “Pledgor”) with an address at 1701 E. Lake Avenue, Suite 260, Glenview, Illinois 60025, and Blue Earth, Inc. (the “Pledgee”) with an address at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052.

W I T N E S S E T H

WHEREAS, the Pledgor has executed and delivered a promissory note (the “Note”) to the Pledgee in the principal amount of One Million Dollars ($1,000,000);

WHEREAS, the Pledgor has agreed to pledge the 333,334 shares of common stock of the Pledgee issuable upon the exercise of certain Class A Warrants held by the Pledgor (the “Pledged Interest”) to the Pledgee as security for the payment and performance of the Pledgor=s obligations under the Note; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings set forth in the Note.

NOW, THEREFORE, the parties hereto agree as follows:

1.

Pledge and Grant of Security Interest.  The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, all of his right, title and interest in and to the Pledged Interest as security for the full and prompt payment and performance of the Pledgor’s obligations under the Note (the “Obligations”).  The Pledgor has delivered simultaneously herewith to the Pledgee, and the Pledgee hereby acknowledges receipt of, a certificate evidencing the Pledged Interest registered in the name of the Pledgor (the “Pledged Certificate”).  So long as any of the Obligations remain unsatisfied, the Pledged Certificate shall be held by and in the custody of the Pledgee subject to and in accordance with the terms and provisions hereof.

2.

Representations and Warranties.

(a)

The Pledgor hereby represents and warrants to the Pledgee as follows:

(i)

he is the owner of the Pledged Interest, he holds good title to the Pledged Interest, he has the right to pledge the Pledged Interest and the Pledged Interest are free from all liens, encumbrances, adverse claims and other security interests (other than those created hereby); and

(ii)

None of the Pledged Interest is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith.

(b)

The foregoing representations and warranties shall survive until full and final payment and performance of all of the Obligations or the transfer of title to the Pledged Interest to the Pledgee.

3.

Covenants.

(a)

So long as any of the Obligations remain unsatisfied, the Pledgor will not sell, assign, transfer, dispose of, pledge or encumber in any manner any of the Shares (as defined in the Note), or agree or attempt to do so, or suffer to exist any lien, security interest or other encumbrance on the Shares created, except the lien of this pledge.

(b)

So long as any of the Obligations remain unsatisfied, the Pledgor shall, upon request of the Pledgee, furnish to the Pledgee such stock powers, instruments of assignment and other instruments as may be required by the Pledgee in order to permit or effect transfer of the Pledged Certificates in accordance with the terms of this Pledge Agreement.

(c)

The Pledgor shall at any time and from time to time, upon the written request of the Pledgee, execute and deliver such other instruments and documents and do such further acts and things as the Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement.

(d)

Beyond the exercise of reasonable care to assure the safe custody of the Pledged Certificates, Pledgee shall not have any duty or liability to preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Certificates upon the Pledgee surrendering them to the Pledgor upon satisfaction in full of the Obligations.

4.

Events of Default.  A breach or violation of this Pledge Agreement by the Pledgor or an Event of Default under the Note, shall constitute an event of default (“Event of Default”) by the Pledgor hereunder.

5.

Rights of the Pledgee upon Default.

(a)

If an Event of Default shall occur and be continuing, the Pledgor agrees to the Pledgee shall have the right to (i) cancel the Shares; or (ii) immediately re-register the Pledged Certificates in such name(s) as the Pledgee shall determine.

(b)

Until the Pledged Certificates have been re-registered, immediately upon the occurrence of an Event of Default, the Pledged Certificates shall be deemed to be registered in the name of the Pledgee.

6.

Remedies of the Pledgee upon Default  In the event that an Event of Default shall occur and be continuing, the Pledgee shall have all of the rights and remedies afforded to secured parties with respect to the Shares as set forth in the Uniform Commercial Code from time to time in effect in the State of Nevada (the “Code”), as well as all other rights and remedies granted this Pledge Agreement.  The Pledgee shall have the right to cancel the Shares and terminate all of Pledgor’s obligations hereunder.  The Pledgee shall have the right upon any public sale or sales, and, to the extent permitted by law, upon any private sale or sales, to purchase the whole or any part of the Shares so sold and cancel the Shares accordingly. The Pledgee shall apply any proceeds from time to time held by him and the net proceeds of any sale or other disposition, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Shares or in any way relating to the Shares or the rights of the Pledgee hereunder including, without limitation, reasonable attorneys= fees and disbursements of counsel to the Pledgee, to the satisfaction in whole or in part of the Obligations, in such order as the Pledgee may determine; and only after such application and after the payment by the Pledgee of any other amount required by any provision of law need the Pledgee account for the surplus, if any, to the Pledgor.  To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands he may acquire against the Pledgee arising out of the lawful exercise by him of any rights hereunder.  Neither the Pledgee, nor any of his legal representatives, administrators, successors or assigns shall be liable for failure to sell or otherwise dispose of the Shares or for any delay in doing so.  If any notice of a proposed sale or other disposition of the Shares shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Shares are insufficient to pay all of the Obligations and any and all costs and expenses of every kind incurred by the Pledgee with respect to the collection of such deficiency, including, without limitation, all reasonable fees and disbursements of any attorneys employed by the Pledgee.

The Pledgor recognizes that the any sale of any or all the Shares shall be subject to any restrictions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers, which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.

The Pledgor agrees to use his reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Shares pursuant to this section valid and binding and in compliance with any and all other applicable requirements of law.

7.

Termination of Agreement.  Upon (i) the Pledgor=s satisfaction of the Obligations in full (at which time the Pledgee shall deliver the Pledged Certificates to the Pledgor), or (ii) the conclusion of the actions contemplated by Section 7 hereof, this Pledge Agreement shall terminate.

8.

Miscellaneous.

(a)

This Pledge Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter.

(b)

No waiver of any of the provisions of this Pledge Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

(c)

No amendment or modification of this Pledge Agreement shall be valid unless made in writing and signed by the party to be charged therewith.

(d)

This Pledge Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns, as applicable.

(e)

This Pledge Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of Nevada, without giving effect to conflict of laws principles.

(f)

Each of the parties to this Pledge Agreement agrees to execute and deliver any and all additional papers, documents and other assurances, and shall perform any and all acts and things, reasonably necessary to effectuate the purpose and intent of this Pledge Agreement.

(g)

This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

(h)

All notices or other communications or deliveries required or permitted hereunder shall be sufficiently given if delivered by hand, or sent by certified or registered mail (return receipt requested, postage prepaid), facsimile transmission or overnight mail or courier, addressed to the parties as described in the Note or at such other address as any party or person shall designate by notice to the other parties in accordance with the provisions hereof.

(i)

In the event that the Pledged Certificates or any portion thereof are released to the Pledgor and any payments or proceeds of any security for the Obligations, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the Pledgor shall redeliver the Pledged Certificates to the Pledgee and, until so redelivered, shall hold the Pledged Certificates as agent of, and in trust for, the Pledgee.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned have executed this Pledge Agreement as of the date first above written.

PLEDGOR:

/s/ David J. Lies

David J. Lies

PLEDGEE:

BLUE EARTH, INC.

/s/ Johnny Thomas

Name: Johnny Thomas

Title: CEO

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